278178.001(B&F)

                                    AMENDMENT


         This Amendment ("Amendment") dated October 23, 1996 by and among Mr. Sun Shou Yi ("Sun"), Mr. Ou Yang An ("Ou"), Mr. Gao Yu Wen ("Gao") (collectively the "Gao Group") and Cheung Laboratories, Inc., a Maryland corporation ("CLI"), amends that certain Redemption Agreement dated June 6, 1996 between Sun as Gao's representative and CLI (the "Redemption Agreement"); that certain Letter of Intent dated May 27, 1996 between Sun as Gao's representative and CLI (the "Letter); that certain Escrow Agreement dated June __, 1996 by and among Sun as Gao's representative, CLI and Ms. Leung To Kwan, Solicitor, S.H. Leung & Company ("Leung") (the "Escrow"); that certain Agreement to Settle Investment Account dated June 8, 1996 between Ou and CLI ("Agreement to Settle"); and that Irrevocable Proxy dated June 6, 1996 from Gao ("Proxy"). The Redemption Agreement, the Letter, the Escrow, the Agreement to Settle and the Proxy are collectively referred to as the "Settlement Agreements."

                                   Witnesseth:

         Whereas, various members of the Gao Group entered into the Settlement Agreements with CLI; and

         Whereas, CLI and the Gao Group desire to clarify that all parties in the Gao Group agree to the terms and conditions of the Settlement Agreements and this Amendment; and

         Whereas, the parties desire to amend the Settlement Agreements as set forth below.

         Now  Therefore,  in exchange  for ten dollars  ($10) and other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged the Gao Group and CLI agree as follows:

                  1. Contemporaneous with the execution of this Amendment, Leung as the Escrow Agent pursuant to this Amendment is instructed to deliver certificates representing 16,000,000 shares of CLI ("Amended Shares") to Verle Blaha, President of CLI without any restrictions, liens or encumbrances. The Gao Group represents and warrants to CLI that the Amended Shares are free and clear of all encumbrances and restrictions.

                  2. The Proxy is amended to cover only the 4,000,000 shares of CLI remaining in escrow ("Common Shares") and the period of the Proxy is extended to the time at which the Common Shares are released to CLI or March 31, 1997 whichever event occurs first.

                  3. The amount payable to the Gao Group for the Common Shares is reduced from $2,200,000 to $2,160,000 which reflects the agreed on credit for







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funds remaining in the Agreement to Settle ("Cash Amount").  Notwithstanding the
Settlement Agreements, the period of time to pay the Cash Amount is extended to December 31, 1996 and may be extended for an additional 3 month period upon the payment of 3/4% per month interest for the period January 1, 1997 through March 31, 1997.

                  4. The Cash Amount shall be wired or hand delivered to Leung's trust account. The Escrow Agent shall release such Cash Amount to Ou as the Gao Group's representative contemporaneous with sending the Common Shares to CLI by hand delivery or DHL as follows:

                                   Verle Blaha
                            Cheung Laboratories, Inc.
                            10220-I Old Columbia Road
                          Columbia, Maryland 21046-1705

                  5. Other than the Settlement Agreements as modified by this Amendment, all agreements (whether written or oral), understandings and covenants between the parties are null and void. Other than as modified in this Amendment all of the terms and conditions of the Settlement Agreements shall remain in full force and effect.

                  6. This Amendment is not and shall not in any way be construed as an admission by any party, or any of their respective affiliates, subsidiaries, shareholders, directors, partners, agents, officers, employees, representatives, or attorneys of any illegal acts whatsoever, but constitutes the good faith settlement of all potential claims against the parties, or their respective affiliates, subsidiaries, successors, shareholders, directors, partners, agents, officers, employees, representatives or attorneys. The parties have entered into this Amendment in order to bring the relationship between CLI and the Gao Group to a final conclusion, to resolve all potential claims which might be brought by any of the respective affiliates, subsidiaries, successors, shareholders, directors, partners, agents, officers, employees, representatives or attorneys, and in order to avoid the burden, expense, delay, and uncertainties of litigation.

                  7. The Gao Group irrevocably and unconditionally remises, releases and forever discharges CLI and each of its past, present, and future affiliates, subsidiaries, shareholders, partners, agents, directors, officers, employees, representatives, attorneys, successors, heirs, executors, administrators, and assigns, and all persons acting by, through, under or in concert with any of them (collectively "Assigns"), or any of them, of and from any and all actions, causes of actions, suits, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, demands, damages, judgments, and expenses (including attorney's fees and costs actually incurred) and all other liabilities of any nature whatsoever, in law or equity, which either party ever had, now has or their respective heirs, executors,



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administrators, successors, or assigns hereafter may have, particularly, against each or any of the Assigns, arising from or related in any way to any dealings the parties have had through the date of this Amendment and each party does hereby covenant not to file a lawsuit to assert any such claims.

                  8. CLI irrevocably and unconditionally remises, releases, and forever discharges the Gao Group and each of their respective heirs, executors and administrators (collectively "Assigns"), or any of them, of and from any and all actions, causes of actions, suits, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, demands, damages, judgments, and expenses (including attorney's fees and costs actually incurred) and all other liabilities of any nature whatsoever, in law or equity, which either party ever had, now has or their respective heirs, executors, administrators, successors, or assigns hereafter may have, particularly, against each or any of the Assigns, arising from or related in any way to any dealings the parties have had through the date of this Amendment and each party does hereby covenant not to file a lawsuit to assert any such claims.

                  9. The parties expressly acknowledge that this Amendment is intended to include in its effect, without limitation, all claims which have arisen and of which the parties know or do not know, should have known, had reason to know or suspect to exist in their respective favor at the time of execution hereof, and that this Amendment contemplates the extinguishment of any such claim or claims.

                  10. The parties represent and certify that each is voluntarily entering into this Amendment; that the other parties and their respective agents, representatives, and attorneys have made no representations concerning the terms or effects of this Amendment other than those contained herein; and they have reviewed the Amendment with legal counsel of choice.

                  11. The parties represent and certify that they have not assigned or otherwise conveyed any rights or obligations that they have in connection with transactions contemplated by or within the scope of the Settlement Agreements or this Amendment.

                  12. Notwithstanding the releases set forth above, each party agrees that it will cooperate fully with all reasonable requests by the other party, or any of their respective successors, subsidiaries or affiliates, to participate in the preparation for, responses to, or prosecution or defense of any pending or threatened litigation or governmental proceeding or investigation by or against or involving CLI, or any of their successors, subsidiaries, or affiliates, relating to any events which occurred during or as a result of the relationship of the parties. Furthermore, in the event governmental or third parties assert claims against CLI which involve any relationship between CLI and the Gao Group, CLI may assert cross claims and other claims against the Gao Group. In the event such claims are successful, the Gao Group agrees to indemnify and hold harmless CLI and its affiliates.


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                  13. This  Amendment  is made and entered  into in the State of
Maryland, and shall in all respects be interpreted, enforced and governed under the laws of said State. The federal district court of Baltimore, Maryland shall have jurisdiction over the parties. The language of all parts of this Amendment shall in all cases be construed as a whole, according to its fair meaning.

                  14. The parties acknowledge the termination of all previous agreements other than the Settlement Agreements and this Amendment between them by their mutual consent.

                  15. Should any provision of this Amendment be declared or determined by a court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms and provisions shall not be affected thereby, and said illegal or invalid part, term, or provision shall be deemed not to be a part of the Settlement Agreements and this Amendment.

                  16. The Settlement Agreements and this Amendment set forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

                  17. CLI shall file its Form 10-K for the period ended September 30, 1996 with the United States Securities and Exchange Commission disclosing this Amendment and the release of any interest in the Aestar shares.

                  18. CLI covenants that it will utilize a portion of theuse of proceeds on a first priority basis from a public or private offering to be conducted for the purpose of purchasing the Common Shares or in the alternative will assign its right to repurchase the Common Shares to private investors to purchase such shares directly from the Gao Group.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Gao Group and CLI have executed the foregoing Amendment.


                                            CHEUNG LABORATORIES, INC.


                                            By:________________________________
                                               Name:
                                               Title:




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                                       ________________________________________
                                       Gao Yu Wen, by and through his attorney
                                       in fact, Ou Yang An

                                       ________________________________________
                                       Sun   Shou   Yi,   in   his
                                       individual  capacity and as
                                       representative  of  Gao  Yu
                                       Wen  by  and   through  his
                                       attorney  in fact,  Ou Yang
                                       An

                                       ________________________________________
                                       Ou Yang An, in his individual capacity
                                       and as representative of Gao Yu Wen




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